UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2006

Commission File Number	Exact name of registrant as specified in its charter and principal executive office address and telephone number	State of Incorporation	I.R.S. Employer ID. Number
1-1217	Consolidated Edison Company of New York, Inc. 4 Irving Place, New York, New York 10003 (212) 460-4600	New York	13-5009340

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01 OTHER EVENTS.

On December 1, 2006, Consolidated Edison Company of New York, Inc. (Con Edison of New York) completed, pursuant to an underwriting agreement with J.P. Morgan Securities Inc., Lehman Brothers Inc. and UBS Securities LLC, as representatives for the underwriters named therein, the sale of $250 million aggregate principal amount of Con Edison of New York’s 5.30% Debentures, Series 2006 D (the “Series 2006 D Debentures”) and $250 million aggregate principal amount of the Con Edison of New York’s 5.70% Debentures, Series 2006 E (the “Series 2006 E Debentures,” and together with the Series 2006 D Debentures, the “Debentures”). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-136268, effective August 3, 2006) with the prospectus contained therein relating to an indeterminate aggregate principal amount of Con Edison of New York’s unsecured debt securities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 1	Underwriting Agreement relating to the Debentures

Exhibit 4.1	Form of the Series 2006 D Debentures

Exhibit 4.2	Form of the Series 2006 E Debentures

Exhibit 5	Opinion and consent of Peter A. Irwin, Esq., Vice President, Legal Services

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Joseph P. Oates
Joseph P. Oates
Vice President and Treasurer

DATE: December 1, 2006